UNITED STATED

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2021

BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Sylvan Road, Suite G-700

Woburn, MA 01801

(Address of principal executive offices, including zip code)

(781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Exchange Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BLIN	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement

On February 4, 2021, Bridgeline Digital, Inc., a Delaware corporation (the "Company"), offered and sold a total of 880,000 shares of its common stock , par value $0.001 per share (“Common Stock”) (the “Shares”), to certain institutional and accredited investors (the “Investors”) at a public offering price of $3.10 per share in a registered direct offering (the “Offering”). The Offering was registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a prospectus supplement to the Company's currently effective registration statement on Form S-3 (File No. 333-239104), which was initially filed with the U.S. Securities and Exchange Commission on June 12, 2020, and was declared effective on June 25, 2020. The Company filed the final prospectus supplement for the Offering on or about February 5, 2021. A copy of the press release issued by the Company announcing the Offering is attached hereto as Exhibit 99.1.

Certain of the Investors entered into a securities purchase agreement, in substantially the form attached hereto as Exhibit 10.1 (the “Purchase Agreement”), directly with Company, at such Investor’s option, in connection with Offering. The Offering closed on February 8, 2021, and resulted in gross proceeds to the Company of approximately $2.72 million.

Joseph Gunnar & Company, LLC acted as lead placement agent for the Offering and Taglich Brothers, Inc. acted as co-placement agent for the Offering (the "Placement Agents"). As compensation for their services, the Company paid to the Placement Agents a fee equal to 8% of the aggregate purchase price paid by Investors placed by the Placement Agents at closing, and reimbursed the Placement Agents for certain expenses incurred in connection with the Offering. In addition, the Company issued to the Placement Agents Common Stock purchase warrants to purchase an aggregate of 58,169 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have a term of five years from the date of issuance and an exercise price of $3.875 per share. A form of Placement Agent Warrant is attached to this Current Report on Form 8-K as Exhibit 10.2.

The Company estimates that the net proceeds from the Offering will be approximately $2.4 million after deducting certain fees due to the Placement Agents and the Company's estimated transaction expenses. The net proceeds received by the Company will be used for general corporate purposes, including general working capital.

The foregoing description of the Purchase Agreement and the Placement Agent Warrants are qualified in their entirety by reference to the full text of the form of Purchase Agreement and form of Placement Agent Warrant, attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein in their entirety by reference. The Company is also filing the opinion of its counsel, Disclosure Law Group, a Professional Corporation, relating to the legality of the issuance and sale of the Shares as Exhibit 5.1 hereto. Exhibit 5.1 is incorporated herein by reference.

Item 3.02 Issuance of Unregistered Securities

See item 1.01 with respect to the issuance of the Placement Agent Warrants by the Company, which Placement Agent Warrants were issued pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Disclosure Law Group, a Professional Corporation
10.1	Form of Securities Purchase Agreement, dated February 4, 2021
10.2	Form of Placement Agent Warrant, dated February 4, 2021
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
99.1	Press Release issued by Bridgeline Digital, Inc., dated February 4, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)

By:	/s/Mark G. Downey
Mark G. Downey
Chief Financial Officer and Treasurer

Date: February 8, 2021